Exhibit 10.1

JOEL M. UNGAR, CPA, CFE
30600 TELEGRAPH ROAD, SUITE 2175
BINGHAM FARMS, MI 48025

June 23, 2009

Mr. Mark S. Lundquist
Chief Executive Officer
Halberd Corporation
10755 Vernon
Huntington Woods, MI 48070

Dear Mr. Lundquist:

With this letter, I officially resign as Chief Financial Officer and Chief Accounting Officer of Halberd Corporation.

Please accept my best wishes for the future success of Halberd Corporation.

Sincerely,
/s/Joel M. Ungar. CPA, CFE
Joel M. Ungar. CPA, CFE